TYSON FOODS, INC. ALL LEGAL OPERATING ENTITIES AND SUBSIDIARIES
Entity Name	Place of Incorporation
SUBSIDIARIES - 100% OWNED UNLESS OTHERWISE NOTED
TYSON FOODS, INC.	Delaware
AAFC International, Inc.	U.S. Virgin Islands
Global Employment Services, Inc.	Delaware
Gorges Foodservice, Inc.	Texas
National Comp Care Inc.	Delaware
Oaklawn Capital Corporation	Delaware
Oaklawn Capital- Mississippi LLC	Mississippi
The Pork Group, Inc.	Delaware
TyNet Corporation	Delaware
Tyson Breeders, Inc.	Delaware
Tyson Export Sales, Inc.	U.S. Virgin Islands
Tyson International Company, Ltd.	Bermuda
Tyson Mexican Original, Inc. Tyson Poultry, Inc.	Delaware Delaware
Tyson Receivables Corporation	Delaware
Tyson Sales and Distribution, Inc.	Delaware
Tyson Shared Services, Inc.	Delaware
Universal Plan Investments	Hong Kong

Tyson Delaware Holdings, LLC (Subsidiary of Tyson Foods, Inc.)	Delaware
Tyson International Holdings, S.C.A.	Luxembourg

TYSON CHICKEN, INC. (Subsidiary of Tyson Foods, Inc.)	Delaware
Meat Products Exports, Inc.	U.S. Virgin Islands
Hudson Midwest Foods, Inc.	Nebraska
TYSON FARMS, INC. (Subsidiary of Tyson Foods, Inc.)	North Carolina
Nacrail, LLC	Delaware

TYSON INTERNATIONAL HOLDING COMPANY (Subsidiary of Tyson Foods, Inc.)	Delaware
Benton Sales, Ltd.	British Virgin Islands Corporation
Oaklawn Sales, Ltd.	British Virgin Islands Corporation
Shandong Tyson-Da Long Food Company, Ltd. Tyson Canada International Holdings LP Tyson Canada Finance LP Export Packers Foods Limited	China Canada Canada Canada
TYSON FRESH MEATS, INC. (formerly known as IBP, inc) (Subsidiary of Tyson Foods, Inc.)	Delaware
The Bruss Company Tyson Processing Services, Inc.	Illinois Delaware
IBP Finance Company of Canada	Nova Scotia
The IBP Foods Co.	Delaware
IBP Foreign Sales Corporation	Guam
Tyson Hog Markets, Inc.	Delaware
IBP Redevelopment Corporation	Missouri
Tyson Service Center Corp.	Delaware
Tyson of Wisconsin, Inc.	Delaware
Madison Foods, Inc.	Delaware
PBX, inc.	Delaware
Rural Energy Systems, Inc.	Delaware
Texas Transfer, Inc.	Texas

Lakeside Farm Industries, Ltd. (Subsidiary of Tyson Fresh Meats, Inc.)	Canada
Lakeside Feeders Ltd. 961436 Alberta Ltd. Lakeside Feeders Partnership	Alberta Canada

IBP Carribean, Inc. (Subsidiary of Tyson Fresh Meats, Inc.)	Cayman Islands
Mainstream Holding Limited	Hong Kong
Shanghai DCH Jinshan Company Ltd.	China

Tyson InternationalService Center Inc. (Sudsidiary of Tyson Fresh Meats, Inc.)	Delaware
Tyson International Service Center, Inc. Asia	Delaware
Tyson International Service Center, Inc. Europe	Delaware

TYSON FRESH MEATS, INC./JOINT VENTURES AND PARTNERSHIP

Carneco Foods, LLC                                                        Oklahoma
Carneco Holding, Inc.

IBP Hudson Enterprises, LLC	Delaware
ID Casing, LLC	Delaware
Shandong Sand's Food and Development Co., LTd.	China (Inactive)

IBP FOODSERVICE, LLC (Subsidiary of Tyson Fresh Meats, Inc)78%; IBP Carribean, Inc. 22% )	Delaware
FOODBRANDS AMERICA, INC. (Subsidiary of IBP Foodservice, LLC)	Delaware
CBFA Management Corp.	Delaware
Foodbrands Supply Chain Services, Inc. Forrest City Foods, LLC Wilton Foods, Inc.	Texas Arkansas New York

Tyson Deli, Inc. (formerly known                                   Delaware
as Tyson Retail Deli, Inc.)
(Subsidiary of Foodbrands
 America, Inc.)
Tyson Prepared Foods, Inc.                                              Delaware
KPR Holdings, LLC                                                          Deleware

Tyson Refrigerated Processed Meats, Inc. (Subsidiary of Foodbrands America, Inc.) Carolina Brand Foods, LLC	Delaware North Carolina
DFG Foods, Inc. (Subsidiary of Foodbrands America, Inc.)	Delaware
DFG Foods, LLC	Oklahoma

Zemco Industries, Inc. (Subsidiary of Foodbrands America, Inc.)	Delaware
Condyne-Jordan's LLC	Maine

JOINT VENTURES/PARTNERSHIP
Tyson de Mexico, S.A.de C.V.	Mexico
Shanghai Ocean Wealth Products Corp.	China
iTradeNetwork, Inc.	Delaware
eFS Network, Inc.	Delaware
Central Industries, Inc.	Mississippi

COBB-VANTRESS, INC.	Delaware
(Subsidiary of Tyson Foods, Inc.)

Entity Name	Country
Cobb Breeders B.V.	The Netherlands
Cobb Caribe	Dominican Republic
Cobb Espanola S.A.	Spain
Cobb Europe B.V.	The Netherands
Cobb - Vantress Brazil LTDA	Brazil
Gen Ave, S.A.	Argentina
Matsusaka Farm Co. Ltd.	Japan
Proavica - Venezuela	Venezuela
Cobbindo Nusa Nunggal	Indonesia
Venco Research and Breeding Farm, Ltd.	India
Reproductores Cobb S.A.	Argentina
Ping Shan Cobb-Vantress, Ltd. (PSCV)	Hong Kong
Sui Ping Cobb-Vantress, Ltd	China

Cobb Vantress Philippines, Inc.	Philippines
(Subsidiary of Cobb Vantress, Inc.)
Cobb Vantress Holding Company, Inc.	Philippines

Cobb Breeding Company Ltd. (UK Corp) - CBC	United Kingdom
(Subsidiary of Cobb Vantress, Inc.)
Cobb Denmark A/S (Denmark Corp)	Denmark
Cobb-Poland B.V. (Poland Corp)	Poland
Cobb-Istanbul Ana Damizlik Isletmeleri Ve Ticaret A.S.	Turkey

Celesta Investments Limited	Gibraltar
(Subsidiary of Cobb Vantress, Inc.)
Tyson International Holdings, SARL	Luxembourg